UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 13, 2015

Tutor Perini Corporation

(Exact name of registrant as specified in its charter)

____________________

Massachusetts (State or other jurisdiction of incorporation or organization)	1-6314 (Commission file number)	04-1717070 (I.R.S. Employer Identification No.)

15901 Olden Street, Sylmar, California 91342-1093

(Address of principal executive offices) (Zip code)

Registrant’s telephone number, including area code:  (818) 362-8391

None

(Former name or former address, if changed since last report)

____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

Appointment of James (“Jack”) A. Frost as President and Chief Operating Officer of the Company and Robert Band as Executive Vice President, Perini Management Services

On February 12, 2015, the Company promoted and appointed James (“Jack”) A. Frost as President and Chief Operating Officer of Tutor Perini Corp. replacing former President, Robert Band. Mr. Frost is already an executive officer of the Company and he will continue to serve as the Executive Vice President and Chief Executive Officer of the Company’s Civil group. Mr. Band will continue to serve with the Company as Executive Vice President, Perini Management Services.

Election of James (“Jack”) A. Frost to the Board of Directors and resignation of Robert Band as a Director

On February 12, 2015, at the recommendation of the Corporate Governance & Nominating Committee, the Board of Directors of the Company accepted the resignation of Mr. Band as a director of the Company and elected Mr. Frost as a director of the Company with a term expiring at the 2015 Annual Meeting of Shareholders. As an executive officer and director of the Company, Mr. Frost will not serve on any board committees reserved for independent directors.

Item 7.01.  Regulation FD Disclosure

On February 13, 2015, the Company issued a press release announcing the promotion of Jack Frost as President and Chief Operating Officer of Tutor Perini Corp. and his election to the Board of Directors. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.  Financial Statements and Exhibits

(d)	Exhibits.

99.1 Press Release of Tutor Perini Corporation dated February 13, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Tutor Perini Corporation

Dated: February 13, 2015	By: /s/Michael J. Kershaw
Michael J. Kershaw Executive Vice President and Chief Financial Officer